UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2006

DivX, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33029	33-0921758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4780 Eastgate Mall
San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 882-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 7, 2006, DivX, Inc. (the “Company”) entered into an Amendment (the “Amendment”) to the Google Toolbar and Google Deskbar Promotion and Distribution Agreement, as amended (the “Agreement”), between the Company and Google, Inc. (“Google”).

The Amendment provides for an increase in the minimum distribution commitments of Google software the Company is required to achieve, together with an increase in the minimum fees payable to the Company by Google pursuant to the Agreement.  In addition, the Amendment extends the term of the Agreement to the earlier of December 31, 2007 or the date that the Company reaches the cap on the total amounts payable by Google under the Amendment, and provides for an increase in the amount of such cap.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVX, INC.

Dated: December 8, 2006	By:	/s/ David J. Richter
Name: David J. Richter
Title: GC, Legal and Corporate Development